Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277611
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2024)

46,349,942 Shares

Class A Common Stock
New Fortress Energy Inc. (“NFE”, the “Company,” “we” or “us”) is offering 46,349,942 shares of its Class A common stock, par value $0.01 per share (the “Class A common stock”).
Our Class A common stock is listed on the NASDAQ Global Select Market (the “Nasdaq”) under the symbol “NFE.” The last reported sales price of our Class A common stock on the Nasdaq on September 30, 2024 was $9.09 per share.
We intend to use the net proceeds from this offering for general corporate purposes.

	Per Share ($)	Total ($)
Public offering price	$8.63	$399,999,999.46
Underwriting discounts and commissions(1)(2)	$0.296009	$12,005,000.21
Proceeds, before expenses, to us	$8.333991	$387,994,999.25

(1)	See “Underwriting” for additional information regarding underwriting compensation.
(2)
The underwriters will not receive any underwriting discount on the sale of an aggregate of 5,793,742 shares of Class A common allocated at the direction of the Company (the “Directed Shares”) and shall purchase such Directed Shares at the public offering price of $8.63 per share.

Investing in shares of our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2024 and June 30, 2024, respectively, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Class A common stock against payment on or about October 2, 2024.

Lead Bookrunning Manager
Morgan Stanley
Joint Bookrunners

Natixis	MUFG	Santander	HSBC	Credit Agricole CIB
Deutsche Bank Securities	Jefferies	Mizuho	Texas Capital Securities	Tuohy Brothers

The date of this prospectus supplement is October 1, 2024.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under the shelf registration process, we may offer and sell, from time to time, shares of our Class A common stock in one or more offerings. The accompanying prospectus provides you with general information, including a general description of our Class A common stock, some of which information may not apply to this offering. This prospectus supplement contains specific information about the terms of this offering of shares of Class A common stock.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include important information about us, our Class A common stock and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus and in any documents incorporated by reference. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our Class A common stock. Further, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of shares of our Class A common stock. We are not making any representation to you regarding the legality of an investment in shares of our Class A common stock by you under applicable investment or similar laws.
We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.
New Fortress Energy Inc. (“NFE Inc.”) was formerly New Fortress Energy LLC, a Delaware limited liability company (“NFE LLC”), prior to its conversion to a Delaware corporation (the “Conversion”) effective at 12:01 a.m. (Eastern Time) on August 7, 2020 (the “Conversion Effective Time”), as described in more detail in the documents incorporated by reference herein. In this prospectus supplement and the accompanying prospectus or any documents incorporated by reference herein or therein, unless otherwise indicated or the context otherwise requires, references to “NFE,” the “Company,” “we,” “us,” “our” and similar terms refer to (i) prior to the Conversion Effective Time, NFE LLC and its subsidiaries and (ii) following the Conversion Effective Time, NFE Inc. and its subsidiaries. In addition, when used in a historical context that is prior to the completion of our Initial Public Offering on February 4, 2019, references to “Company,” “we,” “our,” “us” or like terms refer to New Fortress Energy Holdings LLC, a Delaware limited liability company (“New Fortress Energy Holdings”), our predecessor for financial reporting purposes.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
All statements contained in this prospectus supplement other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. While it is impossible to identify all factors, factors that could cause actual results to differ materially from those estimated by us include:
•	the results of our subsidiaries, affiliates, joint ventures and special purpose entities in which we invest and their ability to make dividends or distributions to us;
•	the inability to close the Transactions (as defined herein) as contemplated or at all, or any similar alternative transactions on favorable terms or at all;
•	construction and operational risks related to our facilities and assets, including cost overruns and delays;
•	failure of liquefied natural gas (“LNG”) or natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate;
•
complex regulatory and legal environments related to our business, assets and operations, including actions by governmental entities or changes to regulation or legislation, in particular related to our permits, approvals and authorizations for the construction and operation of our facilities;

•	delays or failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
•	failure to obtain a return on our investments for the development of our projects and assets and the implementation of our business strategy;
•	failure to maintain sufficient working capital for the development and operation of our business and assets;
•	failure to convert our customer pipeline into actual sales;
•	lack of asset, geographic or customer diversification, including loss of one or more of our customers;
•	competition from third parties in our business;
•	cyclical or other changes in the demand for and price of LNG and natural gas;
•	inability to procure LNG at necessary quantities or at favorable prices to meet customer demand, or otherwise to manage LNG supply and price risks, including hedging arrangements;
•	inability to successfully develop and implement our technological solutions;
•	inability to service our debt and comply with our covenant restrictions;
•	inability to obtain additional financing to effect our strategy;
S-iii

•
inability to successfully complete mergers, sales, divestments or similar transactions related to our businesses or assets or to integrate such businesses or assets and realize the anticipated benefits;

•	economic, political, social and other risks related to the jurisdictions in which we do, or seek to do, business;
•	weather events or other natural or manmade disasters or phenomena;
•	any future pandemic or any other major health and safety incident;
•	increased labor costs, disputes or strikes, and the unavailability of skilled workers or our failure to attract and retain qualified personnel;
•	the tax treatment of, or changes in tax laws applicable to, us or our business or of an investment in our Class A common stock; and
•
other risks and uncertainties identified, discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the section entitled “Risk Factors,” and described in our other reports filed with the SEC.

All forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future, except as may be required by law. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before making a decision to invest in our Class A common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the sections entitled “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.
Our Company
We are a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable and clean energy. We own and operate natural gas and LNG infrastructure, and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets; additionally, we have expanded our focus to building our modular LNG manufacturing business. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading companies providing power free from carbon emissions by leveraging our global portfolio of integrated energy infrastructure.
We deliver targeted energy solutions by employing an integrated LNG supply and delivery model:
LNG and Natural Gas Supply and Liquefaction – We supply LNG and natural gas to our own power plants and to our customers. We typically supply LNG and natural gas regasified from LNG to our customers by entering into long-term supply contracts, which are generally based on an index such as Henry Hub plus a fixed fee component. We acquire our LNG from third party suppliers in open market purchases and long-term supply agreements. In July 2024, we deployed our first offshore liquefaction facility, “Fast LNG” or “FLNG,” off the shore of Altamira, Mexico (“First FLNG Facility”) to provide a source of low-cost supply of LNG. In August 2024, the First FLNG Facility completed its first cargo load and sail operation.
Shipping – We lease, own or operate a fleet of seven regasification units and 13 liquefied natural gas carriers and floating storage units. Ten vessels are owned by our former joint venture affiliate, Energos Infrastructure (“Energos”), and one is owned by NFE. We also charter vessels to and from third parties as well as from Energos.
Facilities – Through our network of current and planned downstream facilities and logistics assets, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as automotive diesel oil and heavy fuel oil or to purchase natural gas to meet their current fuel needs.
We analyze and seek to implement innovative and new technologies that complement our businesses to reduce our costs, achieve efficiencies for our business and our customers and advance our long-term goals, such as our ISO container distribution system, our Fast LNG solution and our hydrogen project.
Our Business Model
As an integrated gas-to-power energy infrastructure company, our business model spans the entire production and delivery chain from natural gas procurement and liquefaction to shipping, logistics, facilities and conversion or development of natural gas-fired power generation. Historically, natural gas procurement or liquefaction, transportation, regasification and power generation projects have been developed separately and have required multilateral or traditional financing sources, which has inhibited the introduction of natural gas-fired power in many developing countries. In executing our business model, we have the capability to build or arrange any necessary infrastructure ourselves without reliance on multilateral financing sources or traditional project finance structures, so that we maintain our strategic flexibility and optimize our portfolio.
We currently conduct our operations at the following facilities:
•	our LNG storage and regasification facility at the Port of Montego Bay, Jamaica;
•	our marine LNG storage and regasification facility in Old Harbour, Jamaica;
•	our dual-fired combined heat and power facility in Clarendon, Jamaica;

•	our landed micro-fuel handling facility in San Juan, Puerto Rico;
•	our LNG receiving facility and gas-fired power plant at the Port of Pichilingue in Baja California Sur, Mexico;
•	our floating storage and regasification unit located in Barcarena, Brazil; and
•	our First FLNG Facility.
In addition, we are currently developing facilities in Brazil, Nicaragua, Ireland and other locations, as described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2024 and June 30, 2024. As more of our projects further develop and come online, we expect that our net capital expenditures, defined as cash payments for new and under-development projects less proceeds from related asset sales and direct asset refinancings, will decrease significantly in 2025, which we believe will beneficially impact our liquidity and operational flexibility. We are in active discussions with additional customers to develop projects in multiple regions around the world who may have significant demand for additional power, LNG and natural gas, although there can be no assurance that these discussions will result in additional contracts or that we will be able to achieve our target pricing or margins.
Recent Developments
Transaction Support Agreement
On September 30, 2024, New Fortress Energy Inc. (the “Company,” “we,” “us” and “our”) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain holders of the Company’s existing 6.750% Senior Notes due 2025 (the “Existing 2025 Notes”), the Company’s existing 6.500% Senior Notes due 2026 (the “Existing 2026 Notes”) and the Company’s existing 8.75% Senior Secured Notes due 2029 (the “Existing 2029 Notes,” and together with the Existing 2025 Notes and the Existing 2026 Notes, the “Existing Notes”). The Transaction Support Agreement relates to a series of transactions (the “Transactions”), among the Company, certain of the Company’s direct and indirect subsidiaries and the Supporting Holders, intended to extend the maturity profile of the Company’s indebtedness while providing additional operating liquidity and financial flexibility. These Transactions include: (a) redeeming in full the Existing 2025 Notes with a portion of the net proceeds from the issuance and sale to the Supporting Holders (the “New Notes Transaction”) of $1.2 billion aggregate principal amount of 12.000% senior secured notes due 2029 (the “New Notes”) to be issued by a newly-formed, wholly-owned indirect subsidiary of the Company (the “Subsidiary Issuer”) and (b) the exchange (the “Private Exchange Transaction”) by the Supporting Holders, and subsequent cancellation by the Company, of approximately $1.4 billion aggregate principal amount of Existing 2026 Notes and Existing 2029 Notes on a dollar-for-dollar basis for additional New Notes.
The Company intends to use any remaining net cash proceeds from the consummation of the Transactions for general corporate purposes. The Transactions will be consummated on the terms set forth in definitive documentation in form and substance satisfactory to the Company and the Supporting Holders holding a majority in principal amount of each series of the Existing Notes (the “Majority Supporting Holders”).
Subject to the terms and conditions set forth in the Transaction Support Agreement, the Supporting Holders have agreed to (a) exchange all of their Existing 2026 Notes and Existing 2029 Notes in the Private Exchange Transaction for New Notes and (b) purchase for cash the New Notes in the New Notes Transaction (the “New Money Commitment”). The Supporting Holders’ obligations under the Transaction Support Agreement are conditioned upon (a) the sale by the Company of common equity yielding gross cash proceeds to the Company of not less than $250.0 million (the “Equity Raise”), (b) the effectiveness of certain amendments to the Company’s existing credit agreements and (c) other customary conditions, including the negotiation and execution of definitive documents.
Upon the successful completion of the transactions described in the Transaction Support Agreement, the holders of the New Notes will benefit from a first-priority perfected security interest in and lien on all assets and property of the Subsidiary Issuer, which will include up to a 49% equity interest in the holding company that indirectly owns the Company’s business in Brazil and, subject to compliance with the agreements governing the Company’s outstanding indebtedness, certain other assets that do not currently constitute collateral under the Revolving Credit Facility, the Letter of Credit Facility, the Term Loan B Facility or the Term Loan A Facility. The New Notes will also be guaranteed by any wholly-owned subsidiaries of the Subsidiary Issuer. Through certain intercompany transactions to be completed in connection with the issuance of the New Notes, the New Notes will benefit from direct or indirect first priority secured claims against the remainder of the equity interest in the holding company that indirectly owns the Company’s business in Brazil, certain other assets that do not currently constitute collateral under the Revolving Credit Facility, the Letter of Credit Facility, the Term Loan B Facility or the Term Loan A Facility, as well as direct or indirect first priority secured claims against the collateral securing the Existing 2025 Notes, Existing 2026 Notes and Existing 2029 Notes. However, the New Notes will be effectively junior in right of payment to the Revolving Credit Facility, the Letter of Credit Facility and the Term Loan B Facility to the extent of the value of the assets constituting the Company’s first fast liquified natural gas (“Fast LNG”) unit off the coast of Altamira, Mexico, and effectively junior in right of payment to the Revolving Credit Facility, the Letter of Credit Facility, the Term Loan B Facility and the Term Loan A Facility to the extent of the value of the assets constituting the Company’s second FLNG unit, the Company’s subsidiary owners of which guarantee those credit facilities, and which does not constitute collateral for the Existing Notes and will not constitute collateral for the New Notes.
Upon consummation of the Transactions, the Transaction Support Agreement provides that Supporting Holders may elect to receive, in addition to the New Notes, a commitment fee equal to either (i) 5.00% of the aggregate principal amount of such Supporting Holder’s New Notes, payable in Class A common stock of the Company at the share price to be paid by investors in the Equity Raise (the “Equity Commitment Fee”), (ii) 2.00% of the aggregate principal amount of such Supporting Holder’s New Notes, payable in kind in the form of additional New Notes (the “PIK Commitment Fee”), or (iii) a combination of the foregoing. In the event any Supporting Holder elects to receive the PIK Commitment Fee, the Equity Commitment Fee that would have been payable to such Supporting Holder shall be ratably reallocated among each Supporting Holder that elects the Equity Commitment Fee.
Additionally, the Supporting Holders’ have agreed, in connection with the Transactions, to consent to certain amendments to the indentures pursuant to which the Existing 2026 Notes and the Existing 2029 Notes were issued, which amendments will become effective upon consummation of the Transactions. These consents would permit the Company to execute a supplemental indenture or take other action, together with the trustee under each such indenture, to subordinate the liens on certain of the collateral securing the obligations under each indenture and related notes to the liens on the same collateral securing the obligations under the Company’s existing credit facilities, and to remove all covenants and events of default that may be removed in compliance with terms of such indentures.
The Transaction Support Agreement includes representations, warranties, covenants (including restrictions on certain corporate actions during the term of the Transaction Support Agreement) and closing conditions customary for agreements of this type. Pursuant to the terms of the Transaction Support Agreement, the Company has agreed, through November 30, 2024, to work solely with the Supporting Holders to consummate the Transactions, and not to solicit, discuss, agree to or otherwise pursue alternative transactions to refinance its indebtedness. The Transaction Support Agreement also grants the Majority Supporting Holders (or holders of more than 50% of the principal amount of the New Notes after the closing date of the Transactions) the right to appoint a director to the Company’s board of directors (the “Board”), provided that such representative shall be reasonably acceptable to the chairman of the Board. The Transaction Support Agreement will, among other circumstances, terminate upon the earliest of: (a) mutual written consent of the Company and the Majority Supporting Holders, (b) on the settlement date of the Transactions, or (c) on November 30, 2024, if the Transactions have not yet been consummated.
Credit Agreement Amendments
As previously disclosed, on August 31, 2024, New Fortress Energy Inc. (the “Company,” “we,” “us” and “our”) entered into the fourth amendment to its uncommitted letter of credit and reimbursement agreement (the “Fourth Amendment”), the first amendment to its term loan A credit agreement (the “First Amendment”), and the eighth amendment (the “Eighth Amendment”; and collectively with the Fourth Amendment and the First Amendment, the “Amendments”) to its revolving credit agreement (the “Revolving Credit Agreement”). On September 30, 2024, the Company amended and restated each of the Amendments (each such amendment and restatement, an “Amended and Restated Amendment”; the revolving credit facility, the term loan A facility, and the letter of credit facility, as amended by the respective Amended and Restated Amendments, the “Revolving Credit Facility,” the “Term Loan A Facility” and the “Letter of Credit Facility” and collectively, the “Amended Agreements”).

The Amended Agreements amend and restate the conditions applicable to the suspension of the maximum Debt to Total Capitalization Ratio (as defined in the Amended Agreements) for the quarterly covenant tests conducted as of the last day of the fiscal quarters ending September 30, 2024, December 31, 2024 and March 31, 2025. Among the conditions to the suspension in the Amended Agreements, the following must be completed on or before October 7, 2024: (i) the receipt by the Company or its subsidiaries of binding commitments or priced transactions yielding gross proceeds (a) sufficient to satisfy and discharge the Company’s existing 6.750% Senior Notes due 2025 (the “Existing 2025 Notes”) or exchange, repay, repurchase (and cancel), redeem, defease, satisfy or otherwise discharge in full the Existing 2025 Notes plus at least $300.0 million from indebtedness or other sources not prohibited by such agreements, (ii) the sale by the Company of common equity (or preferred equity convertible into common equity upon a shareholder vote) yielding gross cash proceeds to the Company of not less than $250.0 million (the “Equity Raise”) and (iii) payment of a 0.30% consent fee to the lenders under such facilities as well as other customary fees and expenses. If the Company fails to meet such conditions, the suspension will be no longer be in effect. The Amended Agreements also contain a financial covenant that requires a minimum consolidated liquidity of (i) $50.0 million as of the last day of each month, commencing as of October 31, 2024 and (ii) $100.0 million as of the last day of any fiscal quarter, commencing as of December 31, 2024. New borrowings under the Revolving Credit Facility and borrowings under the Term Loan A Facility are subject to the $100 million liquidity test. Additionally, the Term Loan A Facility is capped at $350.0 million in aggregate principal amount outstanding until December 31, 2024 and there can be no drawings on either the Revolving Credit Facility or the Term Loan A Facility until the conditions for the covenant holiday are satisfied.
The Company estimates that it has available cash and liquidity of approximately $80 million as of September 30, 2024. The Company took certain measures to improve its liquidity including, among other things, reductions in expected capital expenditures in the quarter ended September 30, 2024, the decision by the Company to delay the payment of the Dividend (as defined below), and agreements with vendors to make payments in future quarters. This estimate reflects our preliminary estimated unaudited liquidity based upon information available to us as of the date hereof. During the course of the preparation of our financial statements and related notes as of and for the quarter ended September 30, 2024, adjustments to our estimated liquidity may be identified. Any such adjustments may be material.
The Amended Agreements, among other things, prohibit the Company from declaring any future Dividends on their common stock (though the Company is permitted to pay the Dividend), incurring liens on certain collateral, engaging in affiliate transactions involving certain collateral and consummating asset sales involving certain collateral. The Amended Agreements increase the level of consent necessary for the Company to take certain actions. Additionally, the Company will be required to make mandatory prepayments with a portion of proceeds of certain asset sales and a $659 million request for equitable adjustment related to the early termination of our FEMA contracts in order to pay down a portion of the indebtedness under its Revolving Credit Agreement and, in the case of certain asset sales, reduce the revolving commitments.
The Company will also grant a security interest in its cash and cash equivalents subject to standard exclusions and is required to put control agreements in place over its cash accounts.
Dividend
On September 30, 2024, the Company issued a press release announcing that it had determined to delay the payment of the Company’s previously declared $0.10 per share Class A common stock dividend, with a record date of September 13, 2024 (the “Dividend”) until such time as the Company has reached an agreement with its noteholders to address the Company’s near-term maturities and liquidity requirements. The Company expects to reach an agreement with its noteholders in the near future, after which the Company will reevaluate the payment of the Dividend, including with respect to its amount and the timing of any potential payment. Furthermore, the Company does not expect to pay any quarterly cash dividends in future quarters.
First FLNG Cargo
On September 30, 2024, NFE’s FLNG asset achieved first full cargo and sail away, with its first full LNG cargo fully loaded onto the Energos Princess and setting sail for Europe.
Securities Class Action
On September 17, 2024, Mikolaj Bojdol (the “Plaintiff”) filed a putative class action complaint captioned Mikolaj Bojdol, et al. v. New Fortress Energy Inc., et al., in the United States District Court for the Southern District

of New York against the Company and certain of the Company’s directors and officers. The complaint alleges that the Company and certain of the Company’s directors and officers violated federal securities laws by, among other things, making materially false or misleading statements regarding the Company’s growth trends, including the execution on the Company’s fast liquified natural gas (“Fast LNG”) projects in Mexico. The complaint seeks unspecified compensatory damages on behalf of the Plaintiff and all other investors who purchased or otherwise acquired shares of the Company’s Class A common stock between February 29, 2024 and August 8, 2024. The Company believes these claims are without merit and intend to defend ourselves vigorously against these allegations.
Series B Convertible Preferred Stock
On October 1, 2024, the Company issued shares of its 4.8% Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) in exchange for all outstanding shares of its 4.8% Series A Convertible Preferred Stock as previously disclosed on its Current Report on Form 8-K filed on September 27, 2024.
Compliance with Financial Covenants
As previously disclosed, on August 31, 2024, the Company entered into the fourth amendment to its uncommitted letter of credit and reimbursement agreement (the “Fourth Amendment”), the first amendment to its term loan A credit agreement (the “First Amendment”), and the eighth amendment (the “Eighth Amendment”; and collectively with the Fourth Amendment and the First Amendment, the “Amendments”) to its revolving credit agreement (the “Revolving Credit Agreement”). On September 30, 2024, the Company amended and restated each of the Amendments (each such amendment and restatement, an “Amended and Restated Amendment”; the revolving credit facility, the term loan A facility, and the letter of credit facility, as amended by the respective Amended and Restated Amendments, the “Revolving Credit Facility,” the “Term Loan A Facility” and the “Letter of Credit Facility” and collectively, the “Amended Agreements”).
The Company expects that it will be in compliance with the financial covenants that were not suspended as part of the Amended Agreements through the end of the fiscal year ending December 31, 2025. The Company’s expectations regarding its covenant compliance is based, in part, on its ability to complete anticipated sales of certain assets, the receipt of certain payments related to cost savings recognized by PREPA, revenues from the commencement of operations in Brazil and Nicaragua and revenues from certain contracts expected to be received in future periods, as well as the achievement of certain expected cost savings and a reduction in SG&A. The Company’s ability to remain in compliance is subject to a number of risks, some of which are outside the Company’s control, and there can be no assurances that the Company will be able to comply with its financial covenants in future periods. See “Cautionary Statement Regarding Forward-Looking Statements.”
Controlled Company Status
Following this offering, we will no longer be a “controlled company” within the meaning of Nasdaq corporate governance standards and, as a result, will no longer qualify for exemptions from certain corporate governance requirements. Accordingly, on September 30, 2024, Messrs. Edens and Nardone resigned from the Compensation Committee of the Company’s Board of Directors, effective as of such date and the Board made related changes to the Compensation Committee, the members of which are now David G. Grain, Timothy W. Jay and C. William Griffin. Furthermore, the Board adopted amended corporate governance guidelines and amended the compensation committee charter to comply with the Nasdaq corporate governance standards.
Corporate Information
NFE LLC was formed as a Delaware limited liability company by New Fortress Energy Holdings on August 6, 2018. On August 7, 2020, effective as of the Conversion Effective Time, NFE LLC was converted from a Delaware limited liability company to NFE Inc., a Delaware corporation.
Our principal executive office is located at 111 W. 19th Street, 8th Floor, New York, NY 10011 and our telephone number is (516) 268-7400. We maintain a website at www.newfortressenergy.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING
The summary below contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “we,” “our” and “us” refer only to New Fortress Energy Inc. and not to its consolidated subsidiaries.
Issuer
New Fortress Energy Inc., a Delaware corporation
Class A common stock offered
46,349,942 shares of Class A common stock
Class A common stock outstanding after this offering(1)
251,416,989 shares
Insider participation in this offering
Our Chairman and Chief Executive Officer has agreed to purchase 5,793,742 shares in this offering at the public offering price per share and on the same terms as the other purchasers in this offering. The underwriters will not receive any underwriting discount on these shares as they will on any other shares sold to the public in this offering.
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $387.25 million, based on a price per share of $8.333991, which is the price per share at which the underwriters have agreed to purchase our Class A common stock from us in this offering. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
Controlled company
Following this offering, we will no longer be a “controlled company” within the meaning of Nasdaq corporate governance standards and, as a result, will no longer qualify for exemptions from certain corporate governance requirements. See “Prospectus Supplement Summary – Controlled Company.”
Risk factors
Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.
Nasdaq Global Select Market symbol
“NFE”
(1)
The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 205,067,047 shares of our Class A common stock outstanding as of August 6, 2024 and excludes: (i) 2,688,713 unvested restricted stock units, (ii) any shares expected to be issued as Equity Commitment Fees and (iii) the shares of the Class A common stock underlying the 96,746 shares of the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share.

RISK FACTORS
Before you invest in our Class A common stock, in addition to the other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or other offering materials, you should carefully consider the following risks described below as well as the risk factors under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2024 and June 30, 2024, respectively, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Business
Failure to obtain and maintain permits, approvals and authorizations from governmental and regulatory agencies and third parties on favorable terms could impede operations and construction.
The design, construction and operation of our infrastructure, facilities and businesses, including our FSRUs, FLNG units and LNG carriers, the import and export of LNG, exploration and development activities, and the transportation of natural gas, among others, are highly regulated activities at the national, state and local levels and are subject to various approvals and permits. The process to obtain the permits, approvals and authorizations we need to conduct our business, and the interpretations of those rules, is complex, time-consuming, challenging and varies in each jurisdiction in which we operate. We may be unable to obtain such approvals on terms that are satisfactory for our operations and on a timeline that meets our commercial obligations. Many of these permits, approvals and authorizations require public notice and comment before they can be issued, which can lead to delays to respond to such comments, and even potentially to revise the permit application. Jurisdiction-specific employment, labor, and subcontracting laws may also affect contracting strategies and impact construction and operations. We may also be (and have been in select circumstances) subject to local opposition, including citizens groups or non-governmental organizations such as environmental groups, which may create delays and challenges in our permitting process and may attract negative publicity, which may create an adverse impact on our reputation. In addition, such rules change frequently and are often subject to discretionary interpretations, including administrative and judicial challenges by regulators, all of which may make compliance more difficult and may increase the length of time it takes to receive regulatory approval for our operations, particularly in countries where we operate, such as Mexico and Brazil. For example, in Mexico, we have obtained substantially all permits but are awaiting final approvals for our power plant and permits necessary to operate our terminal. In connection with our application to the U.S. Maritime Administration (“MARAD”) related to our FLNG project off the coast of Louisiana (as discussed further below), MARAD announced it had initially paused the statutory 356-day application review timeline on August 16, 2022 pending receipt of additional information, and restarted the timeline on October 28, 2022. MARAD issued a second stop notice on November 23, 2022 and on December 22, 2022, MARAD issued a third data request for supplemental information. Following review of NFE’s response to the December 2022 data requests, MARAD extended the stop-clock on February 21, 2023 pending clarification of responses and receipt of additional information. In addition, jurisdiction-specific employment, labor, and subcontracting laws may also affect contracting strategies and impact construction and operations. No assurance can be given that we will be able to obtain approval of all applications or receive the required permits, approvals and authorizations from governmental agencies related to our projects with favorable terms on a timely basis or at all. We intend to apply for updated permits for the Pennsylvania Facility with the aim of obtaining these permits to coincide with the commencement of construction activities. We cannot make any assurance as to if or when we will receive these permits, which are needed prior to commencing certain construction activities related to the facility. Any administrative and judicial challenges to our permits can delay and protract the process for obtaining and implementing permits and can also add significant costs and uncertainty. We cannot control the outcome of any review or approval process, including whether or when any such permits and authorizations will be obtained, the terms of their issuance, or possible appeals or other potential interventions by third parties that could interfere with our ability to obtain and maintain such permits and authorizations or the terms thereof. Furthermore, we are developing new technologies and operate in jurisdictions that may lack mature legal and regulatory systems and may experience legal instability, which may be subject to regulatory and legal challenges, instability or clarity of application of laws, rules and regulations to our business and new technology, which can result in difficulties and instability in obtaining or securing required permits or authorizations.
In addition, our LNG transportation activities are subject to a broad array of regulations, and our operations are dependent upon obtaining and maintaining required permits and authorizations. For example, the United States Coast Guard (“Coast Guard”) regulates the navigable waterways through which vessels we own, lease or direct must traverse to supply LNG in Puerto Rico. Our business in Puerto Rico must comply with all applicable Coast Guard regulations. We recently received a letter from the Coast Guard alleging that some aspects of our vessel operations may not comply with all applicable requirements. If we are incorrect in our interpretation of applicable requirements, of if there is a change in the interpretation or application of those requirements, the Coast Guard could determine that we have not complied with applicable requirements, which could lead to fines or restrictions on our operations.
There is no assurance that we will obtain and maintain these permits and authorizations on favorable terms, or that we will be able to obtain them on a timely basis, and we may not be able to complete our projects, start or continue our operations, recover our investment in our projects and may be subject to financial penalties or termination under our customer and other agreements, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
Risks Related to Ownership of Our Class A Common Stock
The market price and trading volume of our Class A common stock may be volatile, which could result in rapid and substantial losses for our stockholders.
The market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A common stock may fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our Class A common stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A common stock include:
•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover our Class A common stock;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and share price performance of other comparable companies;
•	overall market fluctuations;
•	general economic conditions; and
•	developments in the markets and market sectors in which we participate.
Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of our Class A common stock.
In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. We are currently subject to a putative securities class action complaint relating to a drop in our share price as further described “Prospectus Supplement Summary – Securities Class Action”

and could become involved in additional litigation of this type in the future if our share price is volatile for any reason. This type of litigation could result in reputational damage, substantial costs and a diversion of management’s attention and resources needed to successfully run our business.
Future sales and issuances of our Class A common stock, securities convertible or exchangeable into our Class A common stock or rights to purchase our Class A common stock could result in additional dilution of the percentage ownership of our shareholders and may cause our share price to fall.
To raise capital, we may sell substantial amounts of Class A common stock or securities convertible into or exchangeable for Class A common stock. These future issuances of Class A common stock or Class A common stock-related securities to purchase Class A common stock, together with the exercise of outstanding restricted stock units and any additional shares issued in connection with other transactions, if any, may result in material dilution to our investors. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences and privileges senior to those of holders of our Class A common stock. In particular, in connection with currently contemplated transactions, we expect to (i) issue shares in connection with this offering, and (ii) issue shares as Equity Commitment Fees in connection with the transactions contemplated by the Transaction Support Agreement. Additionally, on October 1, 2024, we exchanged 96,746 shares of our 4.8% Series A Convertible Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share (the “Series A Preferred Stock”) for 96,746 shares of our 4.8% Series B Convertible Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share. Such shares are convertible at the option of the holders thereof into shares of Class A common stock on the terms set forth in the certificate of designations governing the Series B Convertible Preferred Stock.
We do not intend to pay dividends on our Class A common stock for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance our operations and growth of our business and, subject to the discussion of the Dividend in “Prospectus Supplement Summary – Dividend”, currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A common stock will provide a return to stockholders for the foreseeable future. Our debt financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Class A common stock. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends. The declaration and payment of dividends to holders of our Class A common stock will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, restrictions imposed by our debt agreements, our taxable income, our operating expenses and other factors our board of directors deem relevant. To the extent we pay dividends in the future, because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject.
The incurrence or issuance of debt which ranks senior to our Class A common stock upon our liquidation, including the New Notes to be issued in connection with the transactions contemplated by the Transaction Support Agreement, and future issuances of equity or equity-related securities, which would dilute the holdings of our existing Class A common stockholders and may be senior to our Class A common stock for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our Class A common stock.
We have incurred and may in the future incur or issue debt, including the New Notes to be issued in connection with the transactions contemplated by the Transaction Support Agreement, or issue equity or equity-related securities to finance our operations, acquisitions or investments. Upon our liquidation, lenders and holders of our debt and holders of our preferred stock, such as the Series B Convertible Preferred Stock, would receive a distribution of our available assets before Class A common stockholders. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. We are not required to offer any additional equity securities to existing Class A common stockholders on a preemptive basis. Therefore, additional issuances of Class A common stock, whether directly, through convertible securities, such as the Series B Convertible Preferred Stock, or exchangeable securities (including limited partnership interests in our operating partnership), warrants or options, will dilute the holdings of our existing

Class A common stockholders and such issuances, or the perception of such issuances, may reduce the market price of our Class A common stock. Any preferred stock issued by us would likely, and the Series B Convertible Preferred Stock has a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to Class A common stockholders. Because our decision to incur or issue additional debt or equity or equity-related securities (other than the Series B Convertible Preferred Stock) in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, Class A common stockholders bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of our Class A common stock.
Our Certificate of Incorporation and By-Laws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our Class A common stock and could deprive our investors of the opportunity to receive a premium for their Class A common stock.
Our Certificate of Incorporation and By-Laws authorize our board of directors to issue preferred stock (including the Series B Convertible Preferred Stock) without stockholder approval in one or more series, designate the number of stock constituting any series, and fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our Certificate of Incorporation and By-Laws could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our security holders. These provisions include:
•	dividing our board of directors into three classes of directors, with each class serving staggered three-year terms;
•
providing that any vacancies may, except as otherwise required by law, or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (provided that vacancies that results from newly created directors requires a quorum);

•
permitting special meetings of our stockholders to be called only by (i) the chairman of our board of directors, (ii) a majority of our board of directors, or (iii) a committee of our board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings;

•	prohibiting cumulative voting in the election of directors;
•	establishing advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of the stockholders; and
•	providing that the board of directors is expressly authorized to adopt, or to alter or repeal certain provisions of our organizational documents to the extent permitted by law.
Additionally, our Certificate of Incorporation provides that we have opted out of Section 203 of the Delaware General Corporation Law. However, our Certificate of Incorporation includes a similar provision, which, subject to certain exceptions, prohibits us from engaging in a business combination with an “interested stockholder,” unless the business combination is approved in a prescribed manner. Subject to certain exceptions, an “interested stockholder” means any person who, together with that person’s affiliates and associates, owns 15% or more of our outstanding voting stock or an affiliate or associate of ours who owned 15% or more of our outstanding voting stock at any time within the previous three years, but shall not include any person who acquired such stock from the Founder Entities or Energy Transition Holdings LLC (except in the context of a public offering) or any person whose ownership of stock in excess of 15% of our outstanding voting stock is the result of any action taken solely by us. Our Certificate of Incorporation provides that the Founder Entities and Energy Transition Holdings LLC and any of their respective direct or indirect transferees, and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Our By-Laws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of our organizational documents or the Delaware General Corporation Law, or (iv) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our stock will be deemed to have notice of, and consented to, the provisions described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it considers more likely to be favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our organizational documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, results of operations or prospects.
We may issue additional preferred stock, the terms of which could adversely affect the voting power or value of our Class A common stock.
Our Certificate of Incorporation and By-Laws authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A common stock in respect of dividends and distributions, as our board of directors may determine. The terms of the Series B Convertible Preferred Stock or one or more classes or series of other preferred stock could adversely impact the voting power or value of our Class A common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the Class A common stock.
An active, liquid and orderly trading market for our Class A common stock may not be maintained and the price of our Class A common stock may fluctuate significantly.
Prior to January 2019, there was no public market for our Class A common stock. An active, liquid and orderly trading market for our Class A common stock may not be maintained. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Class A common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Class A common stock, you could lose a substantial part or all of your investment in our Class A common stock.
Risks Related to our Indebtedness
Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations.
We have, and after giving effect to the Transactions, will continue to have, a substantial amount of indebtedness, which will require significant interest and principal payments. As of June 30, 2024, we had approximately $7.8 billion aggregate principal amount of indebtedness outstanding on a consolidated basis (which does not include any unconsolidated debt). In addition, as part of the transactions described in the Transaction Support Agreement, we will issue New Notes to refinance our Existing 2025 Notes and substantial portions of our Existing 2026 Notes and Existing 2029 Notes, while also incurring an additional approximately $300.0 million of indebtedness.

Our and our subsidiaries’ substantial amount of indebtedness could have important consequences to holders of the Notes, including:
•
requiring us and certain of our subsidiaries to dedicate a substantial portion of our cash flow from operations to the payment of principal of and interest on our indebtedness, thereby reducing the funds available for operations and any future business opportunities;

•	limiting flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;
•	placing us at a competitive disadvantage compared to our competitors that have less indebtedness;
•	increasing our vulnerability to adverse general economic or industry conditions; and
•
limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing, and our ability to refinance our indebtedness outstanding from time to time.

Risks Related to the Transactions
The Transactions may not be consummated as scheduled or at all, and even if such transactions are consummated, we may not achieve their anticipated benefits.
We expect that the completion of the Transactions, if consummated, will enhance our liquidity and extend certain of the near-term maturities of our indebtedness. The Transaction Support Agreement is subject to the satisfaction of certain conditions, including (a) completion of the Equity Raise, (b) the effectiveness of certain amendments to the Company’s existing credit agreements and (c) other customary conditions, including the negotiation and execution of definitive documents. The Transaction Support Agreement may also be terminated under certain circumstances, including the earliest to occur of: (a) mutual written consent of the Company and the Majority Supporting Holders, (b) the settlement date of the Transactions or (c) November 30, 2024, if the Transactions have not yet been consummated.
As a result, any or all of the Transactions may not be consummated as originally scheduled or at all. Accordingly, we may not be able to realize the expected benefits from these transactions on a timely basis or at all. Even if we are successful in completing the Transactions, we may not realize some or all of the expected benefits from such transactions. We have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the Transactions, and these fees and costs are payable by us regardless of whether such transactions are consummated. Pursuing the Transactions has and may continue to divert the attention of our management and disrupt our business, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
Any of these factors could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A common stock.

USE OF PROCEEDS
We expect that the net proceeds from this offering, after deducting the estimated underwriting discount and related transaction fees and expenses, will be approximately $387.25 million, based on a price per share of $8.333991, which is the price per share at which the underwriters have agreed to purchase our Class A common stock from us in this offering. We intend to use the net proceeds from this offering for general corporate purposes.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the amount of shares indicated below:

Name	Amount of Shares
Morgan Stanley & Co. LLC	20,940,598
Natixis Securities Americas LLC	6,959,451
MUFG Securities Americas Inc.	4,639,634
Santander US Capital Markets LLC	3,062,158
HSBC Securities (USA) Inc.	2,319,817
Credit Agricole Securities (USA) Inc.	1,855,854
Deutsche Bank Securities Inc.	1,855,854
Jefferies LLC	1,855,854
Mizuho Securities USA LLC	1,546,545
TCBI Securities, Inc.	927,927
Tuohy Brothers Investment Research, Inc.	386,250
Total	46,349,942

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken.
The underwriters initially propose to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at the public offering price on the cover page of this prospectus less a selling concession of $ 0.177605 per share. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representative.
Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “NFE.”
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Underwriting Discounts
The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$8.63	$ 399,999,999.46
Underwriting discounts and commissions(1)	$0.296009	$12,005,000.21
Proceeds, before expenses, to us	$8.333991	$387,994,999.25

(1)
The underwriters will not receive any underwriting discount on the sale of an aggregate of 5,793,742 shares of Class A common allocated at the direction of the Company (the “Directed Shares”) and shall purchase such Directed Shares at the public offering price of $8.63 per share.

The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $0.75 million.
Wesley R. Edens, our Chairman, Chief Executive Officer and shareholder has agreed to purchase the Directed Shares in this offering at the public offering price per share and on the same terms as the other purchasers in this offering. The underwriters will not receive any underwriting discount on these shares as they will on any other shares sold to the public in this offering.
Lock-Up Agreements
We, and certain of our directors, officers and stockholders (collectively, the “Locked-Up Parties”) have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we and they will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):
(1)
directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Class A common stock or any securities convertible into or exchangeable or exercisable for shares of Class A common stock or file any registration statement under the Securities Act with respect to any of the foregoing; or

(2)
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock, whether any such swap or transaction described in clauses (1) or (2) above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise. In addition, the Locked-Up Parties agree that, without the prior written consent of Morgan Stanley & Co. LLC, the Locked-Up Parties will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock. Further, during the restricted period, we will not, without the prior written consent of Morgan Stanley & Co. LLC, open a trading window (as described in our Insider Trading Compliance Policy as in effect as of the date of this prospectus supplement).
Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up agreement applicable to us does not apply to:
•	the sale of shares to the underwriters;
•
the issuance by us of shares of our Class A common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in this prospectus supplement;

•
the granting of shares of our Class A common stock, share options, restricted shares, notional units or other equity or equity-based securities to our employees, directors, contractors, or other individuals eligible to receive awards pursuant to the terms of any plan in effect as of the date hereof and described in this prospectus supplement, or the issuance of shares of our Class A common stock pursuant to the exercise, vesting, or settlement of any award granted pursuant to our equity incentive plans that are described in this prospectus supplement;

•	the issuance of shares of our Class A common stock pursuant to any non-employee director share plan or dividend reinvestment plan as described in this prospectus supplement;
•
the entry into an agreement to issue shares of our Class A common stock, or securities convertible into our Class A common stock in connection with mergers or acquisition transactions, joint ventures or other strategic corporate transactions;

•	the issuance by us of any shares of our Class A common stock in connection with the refinancing of certain of our indebtedness, in such number and as described in this prospectus supplement;
•
the issuance by us of any shares of our preferred stock and any shares of our Class A common stock underlying such preferred stock in connection with the exchange of preferred stock as described in this prospectus supplement; and

•	the filing of a registration statement on Form S-8 relating to any employee benefit plan.

In addition, notwithstanding the foregoing, the underwriters have agreed that the following shall not apply to the lock-up agreements with the Locked-Up Parties:
•
transfers of shares of Class A common stock or any security convertible into Class A common stock as a bona fide gift or gifts, provided that (i) each donee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period, (ii) such transfer shall not involve a disposition for value and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A common stock, shall be required or shall be voluntarily made during the restricted period;

•
transfers of shares of Class A common stock or any security convertible into Class A common stock to any trust for the direct or indirect benefit of such person or the immediate family of such person, provided that (i) each trustee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period, (ii) such transfer shall not involve a disposition for value and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A common stock, shall be required or shall be voluntarily made during the restricted period;

•
distributions of shares of Class A common stock or any security convertible into Class A common stock to the limited partners, members or stockholders of such person, provided that (i) each distributee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period, (ii) such distribution shall not involve a disposition for value and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A common stock, shall be required or shall be voluntarily made during the restricted period;

•
transfers of shares of Class A common stock or any security convertible into Class A common stock by such person to affiliates or to any investment fund or other entity controlled or managed by such person, provided that (i) each transferee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A common stock, shall be required or shall be voluntarily made during the restricted period;

•
transfers of shares of Class A common stock or any security convertible into Class A common stock to the Company in connection with the net exercise or net settlement of an award granted under a compensatory plan of the Company adopted prior to the date hereof, provided that (i) any securities received upon such exercise shall be subject to the lock-up agreement, (ii) no filing under Section 16 of the Exchange Act, or other public announcement, shall be voluntarily made during the restricted period and (iii) any filing required to be made pursuant to Section 16 of the Exchange Act shall clearly indicate that the filing relates to the circumstances described hereby, irrespective of whether such transfer involves a disposition of value;

•
the establishment of a 10b5-1 Plan for the transfer of shares of Class A common stock; provided that (i) such 10b5-1 Plan does not provide for the transfer of Class A common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such plan during the restricted period; or

•
sales by such person of shares of Class A common stock purchased on the open market following the date hereof if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) such person does not otherwise voluntarily effect any public filing or report regarding such sale.

Morgan Stanley & Co. LLC, in its sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Electronic Prospectus
A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Class A common stock to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to the underwriters that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The shares of our Class A common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our Class A common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our Class A common stock. Accordingly, any person making or intending to make an offer in any Relevant State of shares of our Class A common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.
In relation to each Relevant State, no shares of our Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our Class A common stock which has been approved by the competent authority in that

Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our Class A common stock may be offered to the public in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares of our Class A common stock shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our Class A common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Class A common stock.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our Class A common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our Class A common stock. Accordingly, any person making or intending to make an offer in the United Kingdom of shares of our Class A common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. None of the Company or the underwriters have authorized, nor do they authorize, the making of any offer of shares of our Class A common stock in the United Kingdom in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. No shares of our Class A common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our Class A common stock which has been approved by the Financial Conduct Authority, except that the shares of our Class A common stock may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA, provided that that no such offer of the shares of our Class A common stock shall require the Company or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our Class A common stock in the United Kingdom means the communication in any form and by means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Class A common stock.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of our Class A common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the shares of our Class A common stock offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our Class A common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common our stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This prospectus supplement and accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Class A common stock. The Class A common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A common stock.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of Class A common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act),

“professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or Securities and Futures Ordinance, or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the shares except: (1) to an institutional investor, an accredited investor, a relevant person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in Japan
The shares of our Class A common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Accordingly, the shares of our Class A common stock may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to the private placement exemptions stated below from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in the Dubai International Financial Centre, or DIFC
This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied upon by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of Class A common stock to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock offered should conduct their own due diligence on the shares of Class A common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of Class A common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares of Class A common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of Class A common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of Class A common stock; (iv) that the shares of Class A common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters in connection with this offering will be passed on for the underwriters by Vinson & Elkins L.L.P.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website, www.newfortressenergy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and any accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 9, 2024 and August 9, 2024, respectively;
•
our Current Reports on Form 8-K, filed with the SEC on March 4, 2024, March 6, 2024, March 8, 2024, March 25, 2024, March 27, 2024, June 14, 2024, July 25, 2024, September 6, 2024, September 27, 2024, September 30, 2024, October 1, 2024 and October 1, 2024;

•
the description of our Class A common stock set forth in the Company’s Registration Statement on Form 8-A/A, filed with the SEC on August 7, 2020, including any amendment or report filed for the purpose of updating such description (including the “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024); and

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders, filed with the SEC on April 29, 2024, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
New Fortress Energy Inc.
Investor Relations
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

Prospectus
New Fortress Energy Inc.

Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
and
114,670,972 Shares of Class A Common Stock Offered by Selling Stockholders
This prospectus relates to shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), shares of our preferred stock, par value $0.01 per share (“preferred stock”), depositary receipts, representing fractional shares of our preferred stock (the “depositary shares”), debt securities, which may be senior debt securities or subordinated debt securities, and warrants to purchase shares of our Class A common stock, preferred stock or our debt securities which we may offer and sell from time to time in one or more offerings. In addition, the selling stockholders named in this prospectus or in any supplement to this prospectus may offer and sell Class A common stock from time to time. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholders.
If required, we will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
We or the selling stockholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A common stock is listed on Nasdaq Global Select Market under the trading symbol “NFE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus. In addition, certain of our stockholders may sell up to 114,670,972 shares of Class A common stock from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or any stockholders offer, issue or sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “NFE,” “we,” “our” and “us” refer to New Fortress Energy Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
•	our Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on August 7, 2020; and
•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders, filed with the SEC on April 5, 2023, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
New Fortress Energy Inc.
Investor Relations
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
All statements contained in this prospectus other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include:
•	the results of our subsidiaries, affiliates, joint ventures and special purpose entities in which we invest and their ability to make dividends or distributions to us;
•	construction and operational risks related to our facilities and assets, including cost overruns and delays;
•	failure of LNG (as defined herein) or natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate;
•
complex regulatory and legal environments related to our business, assets and operations, including actions by governmental entities or changes to regulation or legislation, in particular related to our permits, approvals and authorizations for the construction and operation of our facilities;

•	delays or failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
•	failure to obtain a return on our investments for the development of our projects and assets and the implementation of our business strategy;
•	failure to maintain sufficient working capital for the development and operation of our business and assets;
•	failure to convert our customer pipeline into actual sales;
•	lack of asset, geographic or customer diversification, including loss of one or more of our customers;
•	competition from third parties in our business;
•	cyclical or other changes in the demand for and price of LNG and natural gas;
•	inability to procure LNG at necessary quantities or at favorable prices to meet customer demand, or otherwise to manage LNG supply and price risks, including hedging arrangements;
•	inability to successfully develop and implement our technological solutions;
•	inability to service our debt and comply with our covenant restrictions;
•	inability to obtain additional financing to effect our strategy;
•
inability to successfully complete mergers, sales, divestments or similar transactions related to our businesses or assets or to integrate such businesses or assets and realize the anticipated benefits;

•	economic, political, social and other risks related to the jurisdictions in which we do, or seek to do, business;
•	weather events or other natural or manmade disasters or phenomena;
•	any future pandemic or any other major health and safety incident;
•	increased labor costs, disputes or strikes, and the unavailability of skilled workers or our failure to attract and retain qualified personnel;
•	the tax treatment of, or changes in tax laws applicable to, us or our business or of an investment in our Class A common stock; and
•	other risks described in the “Risk Factors” section of our Annual Report on Form 10-K and our other filings with the SEC.
All forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future, except as may be required by law. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

THE COMPANY
Overview
We are a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable and clean energy. We own and operate natural gas and liquefied natural gas (“LNG”) infrastructure, and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets; additionally, we have expanded our focus to building our modular LNG manufacturing business. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading companies providing power free from carbon emissions by leveraging our global portfolio of integrated energy infrastructure.
We deliver targeted energy solutions by employing an integrated LNG supply and delivery model:
LNG and Natural Gas Supply and Liquefaction – We supply LNG and natural gas to our own power plants and to our customers. We typically supply LNG and natural gas regasified from LNG to our customers by entering into long-term supply contracts, which are generally based on an index such as Henry Hub plus a fixed fee component. We acquire our LNG from third party suppliers in open market purchases and long-term supply agreements; we also manufacture LNG at our liquefaction and storage facility in Miami, Florida (the “Miami Facility”). Beginning in 2024, we expect to deploy our first offshore liquefaction facility, “Fast LNG” or “FLNG,” to provide a source of low-cost supply of LNG.
Shipping – We lease, own or operate a fleet of seven regasification units and 13 liquefied natural gas carriers and floating storage units. Ten vessels are owned by our joint venture affiliate, Energos Infrastructure. We also charter vessels to and from third parties as well as from Energos.
Facilities – Through our network of current and planned downstream facilities and logistics assets, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as automotive diesel oil and heavy fuel oil or to purchase natural gas to meet their current fuel needs.
We analyze and seek to implement innovative and new technologies that complement our businesses to reduce our costs, achieve efficiencies for our business and our customers and advance our long-term goals, such as our ISO container distribution system, our Fast LNG solution and our hydrogen project.
Our Business Model
As an integrated gas-to-power energy infrastructure company, our business model spans the entire production and delivery chain from natural gas procurement and liquefaction to shipping, logistics, facilities and conversion or development of natural gas-fired power generation. Historically, natural gas procurement or liquefaction, transportation, regasification and power generation projects have been developed separately and have required multilateral or traditional financing sources, which has inhibited the introduction of natural gas-fired power in many developing countries. In executing our business model, we have the capability to build or arrange any necessary infrastructure ourselves without reliance on multilateral financing sources or traditional project finance structures, so that we maintain our strategic flexibility and optimize our portfolio.
We currently conduct our operations at the following facilities:
•	our LNG storage and regasification facility at the Port of Montego Bay, Jamaica,
•	our marine LNG storage and regasification facility in Old Harbour, Jamaica
•	our dual-fired combined heat and power facility in Clarendon, Jamaica,
•	our landed micro-fuel handling facility in San Juan, Puerto Rico,
•	our LNG receiving facility and gas-fired power plant at the Port of Pichilingue in Baja California Sur, Mexico, and
•	our Miami Facility.
In addition, we are currently developing facilities in Brazil, Nicaragua, Ireland and other locations, as described below in more detail. We are in active discussions with additional customers to develop projects in multiple regions around the world who may have significant demand for additional power, LNG and natural gas, although there can be no assurance that these discussions will result in additional contracts or that we will be able to achieve our target pricing or margins.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Class A common stock, preferred stock, depositary shares, debt securities and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
General
The following description of shares of New Fortress Energy Inc. (the “Company,” “NFE,” “our” or “we”) is based upon the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”). The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Certificate of Incorporation and the Bylaws. See “Where You Can Find More Information.”
Authorized Capital Stock
Under our Certificate of Incorporation, we are authorized to issue up to 750 million shares of Class A common stock, each having a par value of one cent ($0.01), 50 million shares of Class B common stock, each having a par value of one cent ($0.01), and 200 million shares of preferred stock, each having a par value of one cent ($0.01). Our Class A common stock are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NFE.” Our Class B common stock are not registered pursuant to Section 12 of the Exchange Act nor listed on any securities exchange. As of February 26, 2024, there were 205,033,557 shares of Class A common stock outstanding. As of the date hereof, there are no shares of Class B common stock or preferred stock outstanding.
Class A Common Stock
Voting Rights. Holders of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except that the amendment of certain provisions of our Certificate of Incorporation or Bylaws that would have a material adverse effect on the rights or preferences of any class or series of shares in relation to other classes or series of shares must be approved by the holders of a majority of the outstanding shares of the class or series affected. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive our remaining assets available for distribution in accordance with the DGCL.
Other Matters. The Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding Class A common stock are fully paid and non-assessable.
Class B Common Stock
Generally. Prior to the exchange of all of the units (the “NFI LLC Units”) (other than NFI LLC Units owned by NFE or its subsidiaries) of New Fortress Intermediate LLC (“NFI”) and all of the shares of Class B common stock for shares of Class A common stock (the “Exchange Transactions”), the NFI unitholders held one share of Class B common stock for each NFI LLC Unit that they held. Accordingly, prior to the Exchange Transactions, the NFI unitholders had a number of votes in NFE equal to the aggregate number of NFI LLC Units that they held. Following the Exchange Transactions and as of the date hereof, there are no shares of Class B common stock outstanding and all of the NFI LLC Units are owned by NFE or its subsidiaries. Shares of Class B common stock cannot be transferred without transferring an equal number of NFI LLC Units and vice versa.
Voting Rights. Holders of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our shareholders for their vote or approval, except that the amendment of certain provisions of our Certificate of Incorporation or Bylaws that would have a material adverse effect on the rights or preferences of any class or series of stock in relation to other classes or series of shares must be approved by the holders of a majority of the outstanding stock of the class or series affected. The holders of Class B common stock do not have cumulative voting rights in the election of directors.
Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class B common stock paid proportionally with respect to each outstanding Class B common stock and a dividend consisting of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.
Redemption Right. Pursuant to the limited liability company agreement of NFI, each holder of NFI LLC Units has the right to redeem his or her NFI LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).
Preferred Stock
Our Certificate of Incorporation and Bylaws authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A common stock in respect of dividends and distributions, as our board of directors may determine. The rights with respect to one or more classes or series of preferred stock may be more favorable to the holder(s) thereof than the rights attached to our Class A common stock.
Transfer Agent and Registrar
Duties
American Stock Transfer & Trust Company, LLC is the registrar and transfer agent for the Class A common stock. We pay all fees charged by the transfer agent for transfers of Class A common stock except the following, which must be paid by our Class A stockholders:
•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;
•	special charges for services requested by a holder of a Class A share; and
•	other similar fees or charges.
There are no charges to our Class A shareholders for disbursements of any dividends. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Resignation or Removal
The transfer agent may resign, by notice to us, or be removed by us.
Transfer of Class A common stock and Class B common stock
We may, at our discretion, treat the nominee holder of a share of Class A common stock or Class B common stock as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Class A common stock and Class B common stock are securities and any transfers are subject to the laws governing the transfer of securities.
Until a share of Class A common stock or Class B common stock has been transferred on our books, we and the transfer agent may treat the record holder of the Class A common stock or Class B common stock as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Our Certificate of Incorporation and Bylaws
Organization and Duration
New Fortress Energy LLC was formed on August 6, 2018. On August 7, 2020, we converted from a Delaware limited liability company named New Fortress Energy LLC to a Delaware corporation named New Fortress Energy Inc. The Company will remain in existence until dissolved in accordance with the DGCL.
Purpose
Under our organizational documents, we are permitted to engage in any business activity that lawfully may be conducted by a corporation organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Amendment of Our Organizational Documents
Amendments to our Certificate of Incorporation may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment to our Certificate of Incorporation or Bylaws, our board of directors is generally required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our stockholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the outstanding shares.
Prohibited Amendments. No amendment may be made that would:
•	enlarge the obligations of any stockholder without such stockholder’s consent, unless approved by at least a majority of the type or class of shares so affected; or
•	change the term of existence of our company.
The provision of our organizational documents preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.
No Stockholder Approval. Our board of directors may generally make amendments to our Bylaws, and in certain circumstances to our Certificate of Incorporation, without the approval of any stockholder or assignee to reflect:
•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•
an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our organizational documents to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our organizational documents;
•
any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our organizational documents;

•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our Bylaws without the approval of any stockholder or assignee if our board of directors determines that those amendments:
•	do not adversely affect the stockholders in any material respect;
•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our stockholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our Bylaws; or
•	are required to effect the intent of the provisions of our organizational documents or are otherwise contemplated by our organizational documents.
Merger, Sale or Other Disposition of Assets
Pursuant to the provisions of the DGCL, our board of directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our Class A common stock and Class B common stock, from causing us to, among other things, merge, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any stockholder. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year.
Anti-Takeover Effects of Delaware Law and Our Organizational Documents
The following is a summary of certain provisions of our organizational documents that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A common stock held by Class A stockholders.
Issuance of Additional Interests. Our organizational documents authorize us to issue up to 750 million shares of Class A common stock, 50 million shares of Class B common stock and 200 million shares of preferred stock for the consideration and on the terms and conditions determined by our board of directors without the approval of the stockholders, subject to the requirements of Nasdaq. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute—Section 203. We are a corporation organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Section 203 of the DGCL restricts certain business combinations with interested stockholders in certain situations. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner.

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

The restrictions described above do not apply if (a) the Company does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or (b) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three year period immediately prior to a business combination between the Company and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” means any person who, together with that person’s affiliates and associates, owns 15% or more of our outstanding voting stock or an affiliate or associate of ours who owned 15% or more of our outstanding voting stock at any time within the previous three years. Our Certificate of Incorporation provides that certain entities controlled by Wesley R. Edens and Randal A. Nardone (the “Consenting Entities”) and NFE SMRS Holdings LLC and any of their respective direct or indirect transferees (except in the context of a public offering), and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision. Additionally, the “interested stockholders” definition does not include any person whose ownership of shares in excess of 15% of our outstanding voting stock is the result of any action taken solely by us. For purposes of this description only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision makes it more difficult for a person who is an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Other Provisions of Our Organizational Documents. Our Certificate of Incorporation provides that our board shall consist of not fewer than one and not more than fifteen directors as the board of directors may from time to time determine, subject to the consent rights of the Consenting Entities described under “Description of Capital Stock—Consent Rights” below. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest.
In addition, our board of directors shall have the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification, removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our Certificate of Incorporation, preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Capital Stock—Preferred Stock.”
Ability of Our Stockholders to Act. Our organizational documents do not permit our stockholders to call special stockholders meetings, except that if any Consenting Entities or their affiliates collectively own outstanding voting shares that represent a majority of the total combined voting power of all of our outstanding shares of Class A common stock and Class B common stock then entitled to vote at an election of directors, such Consenting Entities may call a special meeting of the stockholders. Special meetings of stockholders may be called by a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our organizational documents permit our stockholders to consent in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders if a consent or consents in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted.
Our organizational documents provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which we first made publicly available (whether by mailing, by filing with the SEC or by posting on an internet website) our proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Removal of Members of Our Board of Directors
A director or the entire board of directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding shares of Class A common stock and Class B common stock then entitled to vote at an election of directors. The vacancy in the board of directors caused by any such removal will be filled by a vote of the majority of directors then in office.

Forum Selection
Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our organizational documents; or
•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Our Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in our shares will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Bylaws is inapplicable or unenforceable.
Consent Rights
So long as the Consenting Entities or their affiliates collectively, directly or indirectly, own at least 30% of the outstanding shares of Class A common stock and Class B common stock, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its affiliates owns at least one share):
•	any material change, through any acquisition, disposition of assets or otherwise, in the nature of our business or operations and our subsidiaries as of February 4, 2019;
•	terminating Wesley Edens as our chief executive officer or as Chairman of the Board of Directors and hiring or appointing his successor;
•
any transaction that, if consummated, would constitute a Change of Control (as defined in our Certificate of Incorporation) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control;

•	any increase or decrease in the size of the board of directors, committees of the board of directors and board and committees of our subsidiaries;
•	any voluntary election by us or any of our subsidiaries to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing; and
•
any amendment, modification or waiver of our organizational documents or any other of our governing documents following the date of our Certificate of Incorporation that materially and adversely affects any Consenting Entity or any of their affiliates.

Corporate Opportunity
Under our Certificate of Incorporation, we renounce, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any Business Opportunity. A “Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any of our directors who is not an employee of the Company (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the Company.
To the fullest extent permitted by law, we waive any claim against a Covered Person, and agree to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Business Opportunity. Directors have no obligation under the Certificate of Incorporation or as a result of any duty expressed or implied by law to present Business Opportunities to the Company that may become available to affiliates of such director. None of the Company, any stockholder or any other person has any rights by virtue of a director’s duties as a director or our organizational documents in any business ventures of any director.
Shareholders’ Agreement
In connection with our initial public offering, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with New Fortress Energy Holdings LLC, Wesley R. Edens and Randal A. Nardone. In connection with the Exchange Transactions, certain of the former members of New Fortress Energy Holdings LLC signed a joinder and became party to the Shareholders’ Agreement. The Shareholders’ Agreement provides the Consenting Entities or their respective affiliates with the right to designate a certain number of individuals to be nominated for election to our board of directors so long as the Consenting Entities and their respective affiliates collectively beneficially own at least 5% of the outstanding Class A common stock and Class B common stock. The Shareholders’ Agreement also provides that the parties to the Shareholders’ Agreement (including certain direct or indirect former members of New Fortress Energy Holdings LLC) (i) shall vote their shares in favor of such nominees and (ii) are entitled to certain registration rights with respect to their Class A common stock. In addition our Certificate of Incorporation provides the Consenting Entities the right to approve certain material transactions so long as the Consenting Entities and their affiliates collectively, directly or indirectly, own at least 30% of the outstanding Class A common stock and Class B common stock.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the shares of preferred stock of a series which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred stock.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into Class A common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;
•	the amount of discount or premium, if any, with which the debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•	the offering price;
•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•	the number of warrants offered;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the name of the warrant agent; and
•	any other material terms of the warrants.
Each issue of warrants will be evidenced by warrant certificates. After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

SELLING STOCKHOLDERS
This prospectus also relates to the offer and sale from time to time of up to 114,670,972 shares of Class A common stock by certain of our stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders.” The selling stockholders identified below may currently hold or acquire at any time Class A common stock in addition to those registered hereby.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, and to persons who have a right to acquire such securities, generally within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the mailing address of each listed beneficial owner is 111 W. 19th Street, 8th Floor, New York, New York 10011.
The information in the below table (other than the percentages of our outstanding Class A common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of March 1, 2024. Except as may be noted in this section, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.
Wesley R. Edens, Randal A. Nardone and all of the entities listed under “Selling Stockholders” in the table below are party to a shareholders’ agreement with us pursuant to which such parties and their respective permitted transferees have the right, in certain circumstances, to require us to register their shares of our Class A common stock under the Securities Act for sale into the public markets.
No offer or sale under this prospectus may be made by any stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the relevant registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.
The selling stockholders are not obligated to sell any of the Class A common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Class A common stock, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. Therefore, for the purposes of the following table, we have assumed that the selling stockholders will sell all of the Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other Class A common stock that they may currently own.

	Class A Common Stock Beneficially Owned		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Stockholders
Fortress Equity Partners GP LLC(2)	13,399,317	6.5%	13,399,317	—	—%
Energy Transition Holdings LLC(3)	25,559,846	12.5%	25,559,846	—	—%

Directors and Executive Officers
Wesley R. Edens(4)	47,540,924	23.2%	47,540,924	—	—%
Randal A. Nardone(5)	26,196,526	12.8%	26,196,526	—	—%
Christopher S. Guinta	201,653	*	201,653	—	*
Desmond Iain Catterall	69,841	*	69,841	—	*
David J. Grain	114,294	*	114,294	—	*
C. William Griffin	333,429	*	333,429	—	*
John J. Mack	1,178,013	*	1,178,013	—	*
Katherine E. Wanner	77,129	*	77,129	—	*

*	Represents beneficial ownership of less than one percent of shares outstanding. See footnote (1).
(1)	As of February 26, 2024, we had 205,033,557 shares of Class A common stock outstanding.

(2)
Fortress Equity Partners GP LLC (“Fortress Equity GP”) beneficially owns 13,399,317 shares of our Class A common stock. Fortress Operating Entity I LP (“FOE I” and, together with Fortress Equity GP, the “Fortress Parties”) is the sole member of Fortress Equity GP. The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. Messers Edens and Nardone are officers of FOE I and each disclaim beneficial ownership of the shares of Class A common stock beneficially owned by Fortress Equity GP.

(3)
Energy Transition Holdings LLC is managed by Great Mountain Partners LLC. Jonathan Rotolo and Alexander Thomson are the managers of Great Mountain Partners LLC and, in that capacity, have voting and dispositive power over the shares of Class A common stock held by Energy Transition Holdings LLC. Each of Great Mountain Partners LLC, Mr. Rotolo and Mr. Thomson has disclaimed beneficial ownership of the shares, except to the extent of their pecuniary interest therein. The principal business address of the entities identified herein is 157 Church Street, 20th Floor, New Haven, CT 06510.

(4)
Consists of 29,928,173 shares of Class A common stock held by Edens Family Partners LLC and 17,612,751 shares of Class A common stock held by WRE 2012 Trust LLC (“WRE Trust”), a limited liability company organized under the laws of the State of Delaware. Mr. Edens is the sole beneficial owner of Edens Family Partners LLC. Mr. Edens has the sole right to receive or direct the receipt of dividends on, and the proceeds from, the sale of all such shares. NFE WE LLC and NFE RN LLC, each controlled by Mr. Edens together with Mr. Nardone, have the right to appoint six of the eight members to the Company’s board of directors.

(5)
Mr. Nardone has the sole right to receive or direct the receipt of dividends on, and the proceeds from, the sale of all such shares of Class A common stock. NFE WE LLC and NFE RN LLC, each controlled by Mr. Nardone together with Mr. Edens, have the right to appoint six of the eight members to the Company’s board of directors.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to underwriters for resale to purchasers;
•	directly to purchasers;
•	through agents or dealers to purchasers;
•	in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933);
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We or the selling stockholders will identify the specific plan of distribution in a prospectus supplement, including:
•	the terms of the offering;
•	the names of the underwriters, dealers, agents or direct purchasers and their compensation;
•	the purchase price of the securities and the net proceeds we will receive from the sale;
•	any delayed delivery obligations to take the securities;
•	the nature of the underwriters’ obligations to take the securities;
•	any securities exchange or market on which the securities may be listed;
•	the names of any selling stockholders, if applicable; and
•	other facts material to the transaction.
Underwriters, dealers and agents
If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
Direct sales
We may sell securities directly to one or more purchasers without using underwriters or agents.
At-the-market offerings
We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Trading markets and listing of securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization activities
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids.

If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF
CLASS A COMMON STOCK
The following is a summary of U.S. federal income considerations generally applicable to non-U.S. holders (as defined below) of the ownership and disposition of our Class A common stock. The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change or differing interpretation, possibly with retroactive effect. State, local, foreign, and estate tax consequences are not summarized, nor are tax consequences to special classes of investors or investors subject to special rules, including, but not limited to, certain former citizens and former long-term residents of the United States, a “controlled foreign corporation,” a “passive foreign investment company,” a corporation that accumulates earnings to avoid U.S. federal income tax, a partnership or other “pass through” entity or an investor in any such entity, a holder who is subject to special exemptions or other special rules under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), persons who own (actually or constructively) more than 5% of our Class A common stock, a tax-exempt organization, a bank or other financial institution, a broker, dealer or trader in securities, commodities or currencies, a person holding our Class A common stock as part of a hedging, conversion, straddle, constructive sale or other risk reduction transaction or an insurance company. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who purchase our Class A common stock for cash pursuant to an offering under this prospectus and who hold our Class A common stock as a “capital asset”(generally, property held for investment). Each potential investor should consult its tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our Class A common stock.
For purposes of this summary, the term “non-U.S. holder” means a beneficial owner of our Class A common stock (other than a partnership or other pass-through entity) that is not: a citizen or individual resident of the United States; a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our Class A common stock, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.
Distributions
Distributions with respect to our Class A common stock will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, then subject to the next sentence, the excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock, subject to the tax treatment described below in “—Dispositions.” If we are or become a U.S. real property holding corporation (as described below), we may be required to withhold 15% of any distribution to a non-U.S. holder that exceeds our current and accumulated earnings and profits if either our Class A common stock are not then treated as regularly traded on an established securities market or the non-U.S. holder owns in excess of 5% of our Class A common stock.
Generally, distributions treated as dividends paid to a non-U.S. holder with respect to our Class A common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions treated as dividends that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable treaty rate).
To claim the benefit of an applicable tax treaty or an exemption from withholding because the income is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, a non-U.S. holder generally will be required to provide a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (for income effectively connected with a trade or business in the United States) or other suitable form. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant tax treaty.
Dispositions
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange or other disposition of our Class A common stock unless:
•
the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•
in the case of a non-U.S. holder that is a non-resident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such non-U.S. holder held our Class A common stock and either (a) our Class A common stock were not treated as regularly traded on an established securities market at the time of the sale, or (b) such non-U.S. holder owns or owned (actually or constructively) more than 5% of our Class A common stock at any time during the shorter of the two periods mentioned above.

If gain or loss on the disposition of our Class A common stock is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder), such gain or loss will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person, and in the case of a non-U.S. holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a non-U.S. holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the non-U.S. holder generally will be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our Class A common stock, which may be offset by certain U.S. source capital losses.
With respect to the third bullet above, a corporation generally is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although we believe that we currently are not a USRPHC, this determination is not free from doubt, and we could become a USRPHC in the future depending on the manner in which we expand our business. In addition, although we anticipate that our Class A common stock will be treated as “regularly traded on an established securities market” following this offering, no assurance can be given that our Class A common stock will continue to be so treated in the future. If the third bullet above applies to a non-U.S. holder, gain recognized on the disposition of our common shares generally will be subject to U.S. federal income tax under FIRPTA on a net income basis in the same manner as if the non-U.S. holder were a U.S. person. In addition, if our stock ceased to be “regularly traded,” the transferee in any disposition would generally be required to withhold 15% of the amount realized on the disposition under FIRPTA. Non-U.S. holders should consult their tax advisors regarding the foregoing rules.
Foreign Account Tax Compliance Act
Legislation enacted in 2010 and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Department of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify the foregoing requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our Class A common stock.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
The following is a general summary of certain considerations associated with the acquisition and holding of securities offered hereunder (including interests therein) by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code and employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of securities) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice. Each time we or any stockholders offer, issue or sell securities, we will provide a supplement to this prospectus that may contain supplemental information to this summary.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. We and our affiliates will not act in a fiduciary capacity with respect to any Plan’s investment in our securities.
In considering an investment in a security offered pursuant hereto with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of such security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:
•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA, if applicable, and any other applicable Similar Laws;
•	whether, in making the investment, the Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA, if applicable, and any other applicable Similar Laws;
•	whether the investment is permitted under the terms of the applicable documents governing the Plan;
•	whether in the future there may be no market in which to sell or otherwise dispose of the security ;
•
whether the acquisition or holding of such security will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or any Similar Law (please see discussion under “—Prohibited Transaction Issues” below); and

•	whether the Plan will be considered to hold, as plan assets, (i) only such security or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition and/or holding of our securities by a Covered Plan with respect to which the issuer or certain other parties is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
Because of the foregoing, our securities (including interests therein) should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in our equity securities , be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The Department of Labor (the “DOL”) regulations, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) provide guidance with respect to whether the assets of an entity in which Covered Plans acquire equity interests would be deemed “plan assets” of the Covered Plan under some circumstances. Under the Plan Asset Regulation, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
•
equity interests acquired by Covered Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are “freely transferable” (as defined in the DOL regulations), and are either registered under certain provisions of the federal securities laws or sold to the Covered Plan as part of a public offering under certain conditions;

•
the entity is an “operating company” (as defined in the Plan Asset Regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

•
there is no significant investment by “benefit plan investors”, which is defined to mean that immediately after the most recent acquisition by a Covered Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by Covered Plans (which does not include governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Covered Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions or other violations, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our equity securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be necessary, and if so applicable, with respect to the investment in such securities. Purchasers of our securities have the exclusive responsibility for ensuring, and will be deemed (and in certain cases may be required) to represent, that their acquisition and holding of such securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of any security to a Plan is in no respect a representation or recommendation by us or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate or advisable for any such Plan.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
Ernst & Young LLP , independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s’s reports, given on their authority as experts in accounting and auditing.

46,349,942 Shares
Class A Common Stock

New Fortress Energy Inc.
Class A Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley
Natixis
MUFG
Santander
HSBC
Credit Agricole CIB
Deutsche Bank Securities
Jefferies
Mizuho
Texas Capital Securities
Tuohy Brothers
October 1, 2024